PRICING SUPPLEMENT NO. 50                                        Rule 424(b)(3)
DATED: March 25, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes      Book Entry Notes
$5,000,000                     [x]                      [x]

Original Issue Date:           Fixed Rate Notes         Certificated Notes
March 30, 1998                 [_]                      [_]


Maturity Date:                 CUSIP#: 073928 AJ 2
March 30, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                    Optional            Optional
                    Redemption      Repayment           Repayment
Redeemable On       Price(s)        Date(s)             Price(s)
-------------       -----------     ----------          ----------

N/A                 N/A             N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

----------------------

*        The 30th of each month.

**       The 30th of each month.

*** The one-month LIBOR rate on March 26, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0122\2041\SUP3028M.170